Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Youxin Technology Ltd for the year ended September 30, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

January 28, 2026